EXHIBIT 10.6

PMV ACQUISITION CORP.

One Corporate Center
Rye, New York 10580

_______________, 2015

CIBL, Inc.

One Corporate Center

Rye, New York 10580

Ladies and Gentlemen:

This letter will confirm our agreement that, commencing on the effective date (the “Effective Date”) of the registration statement (the “Registration Statement”) for the initial public offering (the “IPO”) of the securities of PMV Acquisition Corp. (the “Company”) and continuing until the earlier of (i) the consummation by the Company of an initial business combination or (ii) the Company’s liquidation (in each case as described in the Registration Statement) (such earlier date hereinafter referred to as the “Termination Date”), CIBL, Inc. shall make available to the Company certain office space and administrative and support services as may be required by the Company from time to time, situated at One Corporate Center, Rye, New York 10580 (or any successor location). In exchange therefore, the Company shall pay CIBL, Inc. the sum of $10,000 per month, on the Effective Date and continuing monthly thereafter until the Termination Date.

CIBL, Inc. hereby agrees that it does not have any right, title, interest or claim of any kind in or to any monies that may be set aside in a trust account (the “Trust Account”) that may be established upon the consummation of the IPO (the “Claim”) and hereby waives any Claim it may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with the Company and will not seek recourse against the Trust Account for any reason whatsoever.

This letter agreement constitutes the entire agreement and understanding of the parties hereto in respect of its subject matter and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.

This letter agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by all parties hereto.

No party hereto may assign either this letter agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee.

This letter agreement, the entire relationship of the parties hereto, and any litigation between the parties (whether grounded in contract, tort, statute, law or equity) shall be governed by, construed in accordance with, and interpreted pursuant to the laws of the State of New York, without giving effect to its choice of laws principles.

Very truly yours,

PMV ACQUISITION CORP.

By:
	Name:	Christopher J. Marangi
	Title:	Chief Executive Officer

AGREED TO AND ACCEPTED BY:

CIBL, INC.

By:
	Name:	Mario J. Gabelli
	Title:	Chairman